UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2007

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On April 23, 2006, we issued a press release announcing that an agreement has been reached by an investment vehicle jointly funded by affiliates of J.C. Flowers & Co. and FPK Capital to acquire 5,737,032 shares, or approximately 25%, of our common stock from C.P. International Investments Limited, Triarc Companies, Inc. and related parties in a privately negotiated transaction, as set forth in relevant filings with the Securities and Exchange Commission.

We also announced that affiliates of Red Mountain Capital Partners have separately purchased 3,435,062 shares of Encore common stock, as announced in previous filings with the Securities and Exchange Commission, representing approximately 15% of the common stock outstanding.

Following these separate transactions, representatives of J.C. Flowers, FPK Capital and Red Mountain are expected to be invited to join our Board of Directors in early May 2007. Simultaneously, Raymond Fleming, Treasurer of Consolidated Press Holdings Limited, Eric D. Kogan, Partner of Clarion Capital Partners, and Peter W. May, President and Chief Operating Officer of Triarc Companies, are expected to step down from the Board.

A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and incorporated into this Item 7.01 by reference.

Item 8.01	Other Events

The information disclosed in Item 7.01 shall be incorporated by reference into this Item 8.01.

Information included in Items 7.01 and 8.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information included in Items 7.01 and 8.01, including Exhibit 99.1, shall not be deemed to be incorporated by reference into our filings under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release dated April 23, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: April 24, 2007	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated April 23, 2007.